                                                                    Exhibit 10.5



                      NIKE, INC. 1990 STOCK INCENTIVE PLAN

        1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable NIKE, Inc. (the "Company") to attract and retain as directors, officers, employees, consultants, advisors and independent contractors people of initiative and ability and to provide additional incentives to such persons.

        2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 10, the shares to be offered under the Plan shall consist of Class B Common Stock of the Company ("Shares"), and the total number of Shares that may be issued under the Plan shall not exceed thirty-seven million (37,500,000) Shares. If an option or stock appreciation right granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

        3. Effective Date and Duration of Plan.

           (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company. However, no option or stock appreciation right granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholders meeting at which a quorum is present and any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

           (b) Duration. The Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

        4. Administration.

           The Plan shall be administered by a committee appointed by the Board of Directors of the Company consisting of not less than two directors (the "Committee"), which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 13. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. Notwithstanding anything to the contrary contained in this Paragraph 4, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant awards with respect to a maximum of 50,000 Shares to any eligible employee who is not, at the time of such grant, subject to the reporting requirements and liability provisions contained in Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations thereunder.

        5. Types of Awards; Eligibility. The Committee may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 1
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Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9. Any such awards may be made to employees, including employees who are officers or directors, of the Company or any parent or subsidiary corporation of the Company and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made. The Committee shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 200,000 Shares in any calendar year.

        6. Option Grants.

           (a) Grant. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

           (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

               (i) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Shares subject to the option on the date it is granted, as described in paragraph 6(b)(iii), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (ii) Subject to paragraphs 6(b)(i) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iii) The option price per share shall be determined by the Committee at the time of grant. Subject to paragraph 6(b)(i), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Class B Common Stock of the Company as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Class B Common Stock of the Company as shall be specified by the Committee.

               (iv) No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

           (c) Non-Statutory Stock Options. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 75 percent of the fair market value of the Shares covered by the Non-Statutory Stock Option on the date the option is granted. The fair market value of Shares covered by a Non-Statutory Stock Option shall be determined pursuant to paragraph 6(b)(iii).




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 2
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           (d) Exercise of Options. Except as provided in paragraph 6(f), no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any parent or subsidiary corporation of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in paragraphs 6(f), 10 and 11, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

           (e) Nontransferability. Except as provided below, each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non-Statutory Stock Option granted to an optionee to be on terms which permit transfer by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any transfer, (y) the stock option agreement pursuant to which the options are granted must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraphs 6(d), 6(g), 10 and 11 the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of paragraph 6(f), shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.

           (f) Termination of Employment or Death.

               (i) Unless otherwise provided at the time of grant, in the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of retirement, physical disability or death, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (ii) Unless otherwise provided at the time of grant, in the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates as a result of the optionee's retirement, the option may be exercised by the optionee to the extent specified in this paragraph 6(f)(ii) at any time prior to the expiration date of the option or the expiration of three months after the date of such termination of employment, whichever is the shorter period. For purposes of this paragraph 6(f), "retirement" means a termination of employment that occurs at a time when (A) the optionee's retirement point total is at least 55, and (B) the optionee has at least five full years of service as an employee of the Company or a parent or subsidiary corporation of the Company. For purposes of this paragraph 6(f), "retirement point total" means the sum of the optionee's age in full years plus the optionee's full years of service as an employee of the Company or a parent or subsidiary corporation of the Company. Upon retirement, the optionee may exercise the portion of the option that the optionee was entitled to exercise immediately prior to retirement plus a percentage of the remaining




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 3
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unvested portion of the option based on the optionee's retirement point total at the time of retirement as set forth in the following table:

                                               Percent of Unvested Option
                  Retirement Point Total        That Becomes Exercisable
                  ----------------------       --------------------------
                         55 or 56                         20%
                            57                            40%
                            58                            60%
                            59                            80%
                            60                            100%

               (iii) Unless otherwise provided at the time of grant, in the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised by the optionee free of the limitations on the amount that may be purchased in any one year specified in the option agreement at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period.

               (iv) Unless otherwise provided at the time of grant, in the event of the death of the optionee while in the employ of the Company or a parent or subsidiary corporation of the Company, the option may be exercised free of the limitations on the amount that may be purchased in any one year specified in the option agreement at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

               (v) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

               (vi) To the extent that the option of any deceased optionee or of any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

           (g) Purchase of Shares. Unless the Committee determines otherwise, Shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value. The fair market value of Common Stock of the Company provided in payment of the purchase price shall be the closing price of the Common Stock of the Company as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal or such other reported value of the Common Stock of the Company as shall be specified by the Committee, on the date the option is exercised, or if such date is not a trading day, then on the immediately preceding trading day. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 4
additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee, an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Common Stock of the Company to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued upon exercise of the option.

        7. Stock Bonuses. The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to the terms, conditions, and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the Shares awarded, together with such other restrictions as may be determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Common Stock of the Company to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued.

        8. Restricted Stock. The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of fair market value of the Shares at the time of issuance. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. All Shares issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the Shares prior to the delivery of certificates representing such Shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Common Stock of he Company to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued.

        9. Stock Appreciation Rights.

           (a) Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

           (b) Exercise.

               (i) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 5
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which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

               (ii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class B Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

               (iv) For purposes of this paragraph 9, the fair market value of the Class B Common Stock of the Company on the date a stock appreciation right is exercised shall be the closing price of the Class B Common Stock of the Company as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal, or such other reported value of the Class B Common Stock of the Company as shall be specified by the Committee, on the date the stock appreciation right is exercised, or if such date is not a trading day, then on the immediately preceding trading day.

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash shall be paid in an amount equal to the value of the fractional share.

               (vi) Each stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or county of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Common Stock of the Company to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

        10. Changes in Capital Structure. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 6
shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan, provided that this paragraph 10 shall not apply with respect to transactions referred to in paragraph 11. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of a merger, consolidation or plan of exchange affecting the Company to which paragraph 11 does not apply, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 10, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

        11. Special Acceleration in Certain Events.

            (a) Special Acceleration. Notwithstanding any other provisions of the Plan, a special acceleration ("Special Acceleration") of options and stock appreciation rights outstanding under the Plan shall occur with the effect set forth in paragraph 11(b) at any time when the shareholders of the Company approve one of the following ("Approved Transactions"):

                (i) Any consolidation, merger, plan of exchange, or transaction involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Common Stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger; or

                (ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

            (b) Effect on Outstanding Options and Stock Appreciation Rights. Except as provided below in this paragraph 11(b), upon a Special Acceleration pursuant to paragraph 11(a), all options and stock appreciation rights then outstanding under the Plan shall immediately become exercisable in full during the remainder of their terms; provided, the Committee may, in its sole discretion, provide a 30-day period prior to an Approved Transaction during which optionees shall have the right to exercise options and stock appreciation rights, in whole or in part, without any limitation on exercisability, and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

        12. Corporate Mergers, Acquisitions, etc. The Committee may also grant options, stock appreciation rights, and stock bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, and restricted stock, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

        13. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 7
the Plan is in effect or for any other reason. Except as provided in paragraphs 6(f), 9, 10 and 11, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        14. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which the Company's shares may then be listed or admitted for trading, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class B Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

        15. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

        16. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.




                                   NIKE, INC. 1990 STOCK INCENTIVE PLAN - PAGE 8